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                                                                    EXHIBIT 10.3

                       NASTECH PHARMACEUTICAL COMPANY INC.
                            2004 STOCK INCENTIVE PLAN

                    NONQUALIFIED STOCK OPTION GRANT AGREEMENT

      This Grant Agreement (the "Agreement") is entered into this 20th day of July 2005 by and between Nastech Pharmaceutical Company Inc. (the
"Corporation"), a Delaware Corporation, and Dr. Steven C. Quay, M.D., Ph.D. ("Grantee").

                                    ARTICLE 1
                                 GRANT OF OPTION

      Section 1.1 Grant of Options. Subject to the provisions of the Agreement, and pursuant to the provisions of the Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan (the "Plan"), Corporation hereby grants to Grantee, as of the Grant Date specified in Attachment A, a Nonqualified Stock Option (the "Option") to purchase all or any part of the number and class of shares of Common Stock set forth on Attachment A at the exercise price per share ("Option Price") set forth on Attachment A.

      Section 1.2 Term of Options. Unless the Option granted pursuant to Section
1.1 terminates earlier pursuant to other provisions of the Agreement, including the expiration date specified in Attachment A, the Option shall expire on the expiration date set forth on Attachment A hereto, but in no event later than the tenth (10th) anniversary of its Grant Date.

                                    ARTICLE 2
                                     VESTING

      Section 2.1 Vesting Schedule. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, Grantee shall become vested on the dates specified on Attachment A in a portion of the Option with respect to a percentage or number of the underlying shares in accordance with the vesting schedule specified on Attachment A; provided that Grantee shall have been in the continuous employ of or affiliation (as a director or consultant) with the Corporation or any of the Corporation's subsidiaries from the Grant Date through any such date.

                                    ARTICLE 3
                               EXERCISE OF OPTION

      Section 3.1 Exercisability of Option. No portion of the Option granted to Grantee shall be exercisable by Grantee prior to the time such portion of the Option has vested.

      Section 3.2 Manner of Exercise. The Option may be exercised, in whole or in part, by delivering written notice to the Committee or any designee of the Committee. Such notice shall specify the number of shares of Common Stock subject to the Option

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as to which the Option is being exercised, and shall be accompanied by full payment of the Option Price of the shares of Common Stock as to which the Option is being exercised. Payment of the Option Price shall be made in cash (or cash equivalents acceptable to the Committee in the Committee's discretion). In the Committee's sole and absolute discretion, the Committee may authorize payment of the Option Price to be made, in whole or in part, by such other means as the Committee may prescribe. The Committee hereby approves the other means of payment set forth in section 6.(g) of Grantee's Employment Agreement dated as of June 3, 2005 (the "Employment Agreement"). The Option may be exercised only in multiples of whole shares and no partial shares shall be issued. Notwithstanding anything to the contrary herein, the minimum number of shares that may be purchased upon an exercise of the Option is the lesser of 100 shares or the number of shares subject to the vested portion of the Option.

      Section 3.3 Issuance of Shares and Payment of Cash upon Exercise. Upon exercise of the Option, in whole or in part, in accordance with the terms of the Agreement and upon payment of the Option Price for the shares of Common Stock as to which the Option is exercised, the Corporation shall issue to Grantee or, in the event of Grantee's death, to Grantee's executor, personal representative or the person to whom the Option shall have been transferred by will or the laws of descent and distribution or the person or entity to whom the Options shall have been transferred pursuant to section 6.(g) of Grantee's Employment Agreement, as the case may be, the number of shares of Common Stock so paid for, in the form of fully paid and nonassessable Common Stock. The stock certificates for any shares of Common Stock issued hereunder shall, unless such shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares.

                                    ARTICLE 4
                            TERMINATION OF EMPLOYMENT

      Section 4.1 Unvested Portion. Unless the Option has earlier terminated pursuant to the provisions of this Agreement, the unvested portion of the Option shall terminate upon termination of Grantee's employment or affiliation (as a director or consultant) with the Corporation and all of the Corporation's subsidiaries for any reason.

      Section 4.2 Termination of Employment or Affiliation for Good Reason, Involuntarily by the Corporation, For Cause by the Corporation or Voluntarily by Grantee Other Than Termination of Employment or Affiliations by Death or Disability. Unless the Option has earlier terminated pursuant to the provisions of this Agreement, the vested portion of the Option granted to Grantee shall terminate in its entirety, regardless of whether the Option is vested in whole or in part at the end of the stated term of the Option. Grantee, or the person or entity to whom the Options have been transferred pursuant to section 6.(g) of Grantee's Employment Agreement (or pursuant to Section 4.3 below) may exercise all or any part of the Option that was vested as of the date of termination, after the date of termination but no later than the end of the stated term of the Option.

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      Section 4.3 Upon Grantee's Death. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, upon Grantee's death, Grantee's executor, personal representative or the person to whom the Option shall have been transferred by will or the laws of descent and distribution or the person or entity to whom the Options shall have been transferred pursuant to section 6.(g) of Grantee's Employment Agreement, as the case may be, may exercise all or any part of the Option that was vested as of the date of death no later than the end of the stated term of the Option.

      Section 4.4 Termination of Employment or Affiliation by Reason of Disability. Unless the Option has earlier terminated pursuant to the provisions of the Agreement, in the event that Grantee ceases, by reason of Disability, to be an employee of or affiliated (as a director or consultant) with the Corporation, all or any part of the Option that was vested as of the date of termination of employment or affiliation may be exercised in whole or in part at any time until the end of the stated term of the Option. For purposes of this Agreement, Disability shall be as defined in Code Section 22(e)(3) and shall be determined by the Committee, with its determination on the matter being final and binding.

                                    ARTICLE 5
                                  MISCELLANEOUS

      Section 5.1 Non-Guarantee of Employment. Nothing in the Plan or the Agreement shall be construed as a contract of employment between the Corporation (or an affiliate) and Grantee, or as a contractual right of Grantee to continue in the employ of the Corporation or an affiliate, or as a limitation of the right of the Corporation or an affiliate to discharge Grantee at any time.

      Section 5.2 No Rights of Stockholder. Grantee shall not have any of the rights of a stockholder with respect to the shares of Common Stock that may be issued upon the exercise of the Option until such shares of Common Stock have been issued to him upon the due exercise of the Option.

      Section 5.3 Withholding of Taxes. The Corporation or any affiliate shall have the right to deduct from any compensation or any other payment of any kind (including withholding the issuance of shares of Common Stock) due Grantee the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of the Option; provided, however, that the value of the shares of Common Stock withheld may not exceed the statutory minimum withholding amount required by law. In lieu of such deduction, the Committee may require Grantee to make a cash payment to the Corporation or an affiliate equal to the amount required to be withheld. If Grantee does not make such payment when requested, the Corporation may refuse to issue any Common Stock certificate under the Plan until arrangements satisfactory to the Committee for such payment have been made.

      Section 5.4 Nontransferability of Option. Except as set forth in section 6.(g) of Grantee's Employment Agreement and other than by will or the laws of descent and distribution, the Option shall be nontransferable. During any period Grantee is under a

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legal disability, Grantee's guardian or legal representative may exercise all or any portion of the vested Option on behalf of Grantee.

      Section 5.5 Agreement Subject to Grantee's Employment Agreement and the Corporation's Charter and Bylaws. This Agreement is subject to Grantee's Employment Agreement and the Charter and Bylaws of the Corporation, and any applicable Federal or state laws, rules or regulations, including without limitation, the laws, rules, and regulations of the State of Delaware.

      Section 5.6 Gender. As used herein, the masculine shall include the feminine as the circumstances may require.

      Section 5.7 Headings. The headings in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

      Section 5.8 Notices. All notices and other communications made or given pursuant to the Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to Grantee at the address contained in the records of the Corporation, or addressed to the Committee, care of the Corporation for the attention of its Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

      Section 5.9 Entire Agreement; Modification. The Agreement and Grantee's Employment Agreement contain the entire agreement between the parties with respect to the subject matter contained herein and may not be modified, except as provided in the Plan, Grantee's Employment Agreement or in a written document signed by each of the parties hereto.

      Section 5.10 Conformity with Plan and Grantee's Employment Agreement. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference and Grantee's Employment Agreement. Unless stated otherwise herein, capitalized terms in this Agreement shall have the same meaning as defined in the Plan. Inconsistencies between this Agreement and the Plan or Grantee's Employment Agreement shall be resolved in accordance with the terms of the Plan and Grantee's Employment Agreement. In the event of any ambiguity in the Agreement which is not clarified in Grantee's Employment Agreement or any matters as to which the Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan and Grant Agreements related thereto, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan. Grantee acknowledges by signing this Agreement that he has received and reviewed a copy of the Plan.

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      IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

                                    NASTECH PHARMACEUTICAL COMPANY INC.

                                    By: /s/ Gregory L. Weaver
                                        --------------------------------
                                        Name:  Gregory L. Weaver
                                        Title: CFO

                                    GRANTEE

                                    /s/ Steven C. Quay
                                    ------------------------------------
                                    Dr. Steven C. Quay
                                    President and Chief Executive Officer

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                                  ATTACHMENT A

            Grant Date:             July 20, 2005

            Number of Options:      572,828

            Exercise Price:         $14.72 per share

            Vesting Schedule:

Percentage of Total Shares                 Vesting Date
--------------------------                 ------------
          25%                       1st anniversary of Grant Date

          25%                       2nd anniversary of Grant Date

          25%                       3rd anniversary of Grant Date

          25%                       4th anniversary of Grant Date

Expiration Date:                    July 20, 2015